                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant.....................................................[X]
Filed by a Party other than the Registrant..................................[ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              CADE INDUSTRIES, INC.
________________________________________________________________________________
                (Name of Registrant As Specified In Its Charter)

________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a- 6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
________________________________________________________________________________
    2)  Aggregate number of securities to which transaction applies:
________________________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
    4)  Proposed maximum aggregate value of transaction:
________________________________________________________________________________
    5)  Total fee paid:
________________________________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid: ________________________________________________

        2)   Form, Schedule or Registration Statement No.: _____________________

        3)   Filing Party: _____________________________________________________

        4)   Date Filed: _______________________________________________________

                              CADE INDUSTRIES, INC.
                              5640 ENTERPRISE DRIVE
                                 P.O. BOX 23094
                             LANSING, MICHIGAN 48909
                                 (517) 394-1333


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                        The Annual Meeting of Shareholders of Cade Industries, Inc. will be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on Tuesday, May 6, 1997 at 10:00 a.m. (Eastern Time) for the following purposes:

                        (1) to elect seven directors; and

                        (2) to transact such other business as may properly come
                            before the meeting and any adjournment thereof.

                        The Board of Directors has established the close of business on March 19, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof; only shareholders of record at the close of business on that date will be entitled to vote.

                        A proxy, which is solicited on behalf of the Board of Directors, is enclosed, together with a return envelope which requires no postage if mailed in the United States. The affirmative vote of a plurality of the votes cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, is required for the election of directors.

                        It is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY, OR BY GIVING ORAL NOTICE TO THE PRESIDING OFFICER DURING THE MEETING.

                        A copy of the 1996 Annual Report to Shareholders and a Proxy Statement accompany this Notice.

                        Persons attending the annual meeting are cordially invited to join a tour of the Company's facilities immediately following the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Conrad G. Goodkind
                                        Secretary



Lansing, Michigan
March 24, 1997

PROXY STATEMENT
                              CADE INDUSTRIES, INC.
                              5640 ENTERPRISE DRIVE
                                 P.O. BOX 23094
                             LANSING, MICHIGAN 48909
                                 (517) 394-1333

                             SOLICITATION AND VOTING

                        The enclosed proxy is solicited by the Board of Directors of Cade Industries, Inc. ("Cade" or the "Company") for use at the Annual Meeting of Shareholders to be held on May 6, 1997. All properly executed proxies will be voted at the meeting. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Company's Secretary, or by giving oral notice to the presiding officer during the meeting.

                        Each shareholder of record at the close of business on March 19, 1997, will be entitled to one vote for each share registered in such shareholder's name. At that date there were outstanding 21,712,604 shares of common stock, the Company's only class of stock, outstanding.

                        The expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone.

                        This Proxy Statement is being mailed to shareholders commencing on or about March 31, 1997. A copy of the 1996 Annual Report to Shareholders, including financial statements, is enclosed herewith.

                         PRINCIPAL SECURITY HOLDERS AND
                         SECURITY HOLDINGS OF MANAGEMENT

                        The following table shows the beneficial ownership of the outstanding common stock of the Company as of February 24, 1997, by each person known to the Company to own beneficially more than 5% of such stock outstanding, each director and nominee, each executive officer named in the Summary Compensation Table below and all directors and executive officers of the Company as a group:

                                                Number of Shares and
                                                 Nature of Beneficial         Percent
Name                                               Ownership (1)(2)          of Class
----                                               ----------------          --------

Advent International Corporation (3)                1,937,290 (4)              8.9%

Molly F. Cade (5)                                   5,292,162 (6)             24.3%

Conrad G. Goodkind                                    285,300                  1.3%

William T. Gross                                       60,000 (7)                 *

Richard A. Lund                                       193,512                     *

Terrell L. Ruhlman                                    252,000 (8)              1.2%

John W. Sandford                                       70,000 (9)                 *

Edward B. Stephens                                     84,761 (10)                *

Steven M. Tadler (11)                                  50,000                     *

Trigran Investments, Inc. (12)                      1,285,300                  5.9%

All directors and executive officers as a group     6,287,735                 28.2%
(8 persons)

------------------------

*Less than 1.0%

 (1) Except as otherwise indicated, the specified persons have sole voting and investment power as to all of the shares indicated.

 (2) Includes the following shares which may be acquired by the exercise of options: 50,000 as to Ms. Cade, Mr. Goodkind, Mr. Gross, Mr. Sandford and Mr. Tadler; 178,000 as to Mr. Lund; 100,000 as to Mr. Ruhlman; 70,000 as to Mr. Stephens; and 598,000 as to all directors and executive officers as a group.

 (3) The business address of Advent International Corporation is 101 Federal Street, Boston, Massachusetts 02110.

 (4) All shares are held of record by the following venture capital funds managed by Advent International Corporation in the amounts indicated: Adhill Limited Partnership, 219,207 shares; Adventact Limited Partnership, 272,016 shares; Adval Limited Partnership, 196,413 shares; International Network Fund Limited Partnership, 834,067 shares; Advent International Technology Fund L.P., 73,694 shares; Adwest Limited Partnership, 219,207 shares; Hong Kong Venture Investment Trust, 122,686 shares.

 (5) Ms. Cade's business address is 5640 Enterprise Drive, P.O. Box 23094, Lansing, Michigan 48909.

 (6) Includes 2,200 shares held by Ms. Cade as custodian for minor children and 16,200 shares held by her spouse.

 (7)        Includes 10,000 shares held in a trust controlled by Mr. Gross.

 (8)        Voting and dispositive power shared with spouse as to 20,000 shares.

 (9)        Record ownership held by family trust controlled by Mr. Sandford.

 (10)       Voting and dispositive power shared with spouse as to 7,100 shares.

 (11) Mr. Tadler is a Managing Director of Advent International Corporation. Mr. Tadler disclaims beneficial ownership of any of the shares held indirectly by Advent International Corporation. See Note 4 above.

 (12) The business address of Trigran Investments, Inc. is 155 Pfingsten Road, Suite 360, Deerfield, Illinois 60015.

            The above beneficial ownership information is based upon information furnished by the specified persons and determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as required for purposes of this filing, which is not necessarily the same as beneficial ownership for other purposes, and includes shares as to which beneficial ownership may be disclaimed.

                              ELECTION OF DIRECTORS

            The Company's Bylaws provide for the election of directors at each Annual Meeting of Shareholders to hold office until the next succeeding Annual Meeting and until their successors are elected.

            Shares represented by the enclosed proxy will be voted for the nominees named below, unless otherwise specified on the proxy. If any of the nominees should decline or be unable to act as a director, which is not anticipated, the proxies may be voted for a substitute nominee designated by the Board of Directors. In no event may the proxies be voted for more than seven nominees.

NOMINEES:

                                                               PRINCIPAL                                      DIRECTOR
            NAME                                AGE           OCCUPATION                                        SINCE
            ----                                ---           ----------                                        -----

Molly F. Cade (2)                               47            Educator                                          1986

Conrad G. Goodkind (1)(2)(3)                    52            Partner, Quarles & Brady                          1989
                                                              (law firm)

William T. Gross (1)(4)                         67            Consultant                                        1992

Richard A. Lund (4)                             45            President and Chief Operating                     1991
                                                              Officer of the Company

Terrell L. Ruhlman (1)(4)                       70            Chairman of the Board and Chief                   1987
                                                              Executive Officer of the Company

John W. Sandford (2)(4)                         62            President and Chief Executive                     1990
                                                              Officer, Rolls-Royce North America
                                                              (manufacturer of aircraft engines)

Steven M. Tadler (1)                            37            Managing Director,                                1995
                                                              Advent International Corporation
                                                              (venture capital investment firm)

------------------------------

 (1) Member of the Audit Committee, which met once in 1996. The Audit Committee annually considers the report and recommendations of the Company's independent public accountants and is available for additional meetings upon request of such accountants. The Audit Committee's functions also include making recommendations to the Board of Directors regarding the engagement or retention of such accountants, directing the activities of and considering the reports and recommendations of the Company's principal accounting officer, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting.

 (2) Mr. Goodkind is the Chair and Ms. Cade and Mr. Sandford are members of the Compensation Committee, which met three times in 1996. The Compensation Committee meets to consider and make recommendations to the Board of Directors with respect to salaries, bonuses and benefit plans for officers and other salaried employees.

 (3)        Mr. Goodkind serves as Secretary of the Company.

 (4) Member of the Strategic Planning Committee, a joint Board of Directors/Management committee which reviews the Company's strategic direction and makes recommendations to the Board of Directors. The Committee met once in 1996.

            The Board of Directors held five meetings during 1996. Each director attended 75% or more of the total of all meetings of the Board and any committee on which he or she served during the year, except that Mr. Tadler did not attend the meeting of the Audit Committee. The Board of Directors currently maintains an Audit Committee, a Compensation Committee and a Strategic Planning Committee. The Board has not appointed a Nominating Committee.

            The principal occupation of each director during the past five years was that shown in the above table, except that: (1) Mr. Gross served as a consultant to Douglas Aircraft Company (manufacturer of commercial and military aircraft) from October 1989 until October 1992; Mr. Gross is also a director of Ocal, Inc (manufacturer of steel tubing); (2) Mr. Lund was President of the Company's Auto-Air Composites, Inc. subsidiary from January 1989 to November 1994 and was elected President and Chief Operating Officer of the Company in April 1990; Mr. Lund also is a director of Blue Care Network Health Central and Comerica Bank; (3) Mr. Ruhlman was a consultant to, and Director of, Sonitrol Corporation (manufacturer of electronic security systems) from 1983 to 1992; Mr. Ruhlman also is a director of EI Environmental Engineering Concepts Ltd. (manufacturer of industrial misting systems); (4) Mr. Sandford was President and Chief Executive Officer of Rolls Royce, Inc. from 1990 to January 1993, and Managing Director, Rolls-Royce plc, Aerospace Group from January 1993 to January 1995, and is currently a Director of Rolls-Royce plc and several other privately held entities; and (5) Mr. Tadler was a Vice President of Advent International Corporation from May 1989 to January 1993, and Senior Vice President from then until September 1996, when he became a Managing Director.

COMPENSATION OF DIRECTORS

            The Company pays directors who are not full-time employees of the Company $10,000 per year, and pays non-employee members of the Audit, Compensation, and Strategic Planning Committees an additional $5,000 per year for service on such committees. It is the Company's policy to grant each new director an option to purchase 50,000 shares of the Company's common stock at an exercise price equal to the then fair market value thereof. All options may be exercised only for so long as the optionee remains a director of the Company and for one year thereafter, but in no event more than ten years after the date of grant. Mr. Goodkind is a partner in the law firm of Quarles & Brady, general counsel to the Company, which performed legal services for the Company in 1996 and is expected to do so in 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

            Set forth below is a table summarizing the compensation of the Company's Chief Executive Officer, its President and Chief Operating Officer and its Vice President, Chief Financial Officer and Treasurer ("Named Executive Officers") for each of the three preceding fiscal years. No other executive officer received salary and bonus in excess of $100,000 during fiscal 1996. Although the Company maintains certain stock option plans, it has no other long-term incentive plan. The Company has not issued, and there are not outstanding, any restricted stock awards or stock appreciation rights.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                             ------------
                                                            ANNUAL COMPENSATION                AWARDS
                                               -----------------------------------------     -------------
                                                                                              SECURITIES
                                                                                              UNDERLYING           ALL OTHER
                                                                            OTHER ANNUAL     OPTIONS/SARS          COMPENSA-
NAME AND PRINCIPAL POSITION          YEAR      SALARY($)     BONUS($)(1)    COMPENSATION    (NO. OF SHARES)         TION($)
---------------------------          ----      ---------     -----------    ------------    ---------------        ---------


Terrell L. Ruhlman.................  1996       75,000(2)        -0-           (4)                -0-                 -0-
 Chairman of the Board and           1995       75,000(2)        -0-           (4)                -0-                 -0-
 Chief Executive Officer             1994       75,000(2)        -0-           (4)            100,000(5)              -0-

Richard A. Lund....................  1996      170,616        43,916(3)        (4)             15,000             10,196 (6)
 President and                       1995      165,333         9,920           (4)             25,000              8,076 (7)
 Chief Operating Officer             1994      157,417        20,464           (4)            100,000(5)           8,020 (8)

Edward B. Stephens.................  1996       96,720        24,897(3)        (4)             10,000              6,672 (9)
 Vice President, Chief               1995       95,480         5,729           (4)             20,000              5,157(10)
 Financial Officer and               1994       91,750        11,928           (4)             25,000                522(11)
 Treasurer

---------------------------------------

 (1) Represents bonus earned in the current fiscal year, but paid in the succeeding fiscal year.

 (2)        Includes $10,000 received for serving as a director.

 (3) Consists of 75% cash and 25% Company common stock valued at date the bonus was awarded. See "Report of the Compensation Committee of the Board of Directors" below.

 (4) Personal benefits in an aggregate amount less than 10% of the total of annual salary and bonus.

 (5) Includes an option to purchase 50,000 shares granted to the executive in his capacity as a director.

 (6) 401(k) matching contribution of $9,500; term life insurance premium of $696.

 (7) 401(k) matching contribution of $7,500; term life insurance premium of $576.

 (8) 401(k) matching contribution of $7,612; term life insurance premium of $408.

 (9) 401(k) matching contribution of $6,150; term life insurance premium of $522.

 (10) 401(k) matching contribution of $4,635; term life insurance premium of $522.

 (11)       Term life insurance premium of $522.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

            The following table sets forth certain information regarding stock option grants to each Named Executive Officer during the fiscal year ended December 31, 1996.

                                                                                    Potential Realizable Value
                                                                                      at Assumed Annual Rates
                                                                                   of Stock Price Appreciation
                                              Individual Grants                         for Option Term (2)
                       ----------------------------------------------------------      ------------------
                         Number of      % of Total
                        Securities      Option/SARs
                        Underlying       Granted to     Exercise or
                       Options/SARs     Employees in    Base Price     Expiration
       Name             Granted (#)     Fiscal Year       ($/Sh)          Date         5%($)       10%($)
-------------------    ------------     ------------    -----------    ----------      -----       ------

Terrell L. Ruhlman         --              --                --            --           --           --

Richard A. Lund          15,000(3)        20.0%           $ 1.125       5/7/2006      $10,614      $26,899

Edward B. Stephens       10,000(3)        13.3%             1.125       5/7/2006        7,076       17,933

(1)         Consist entirely of stock options.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

 (3) Exercisable in equal increments 6, 12, 24, 36 and 48 months after the 5/7/96 grant date.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

            The table below sets forth information regarding the number and value of unexercised options held by the Company's Named Executive Officers as of December 31, 1996. No Named Executive Officer exercised options during 1996. The Company has no outstanding SARs.


                                          NUMBER OF SECURITIES                         VALUE OF UNEXERCISED
                                         UNDERLYING UNEXERCISED                        IN-THE-MONEY OPTIONS
                                     OPTIONS AT FISCAL YEAR END (#)                  AT FISCAL YEAR END ($)(1)
                                 --------------------------------------         -----------------------------------

       NAME                      EXERCISABLE              UNEXERCISABLE          EXERCISABLE          UNEXERCISABLE
-------------------              -----------              -------------          -----------          -------------

Terrell L. Ruhlman                 100,000                    -0-                $  50,000              $   -0-

Richard A. Lund                    178,000                   47,000                 62,046                20,844

Edward B. Stephens                  70,000                   30,000                 18,796                13,469


(1) Value is based upon closing price of $1.3125 as reported on the Nasdaq National Market for December 31, 1996, minus the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

            Richard A. Lund entered into an employment agreement with the Company dated as of May 2, 1995 pursuant to which he continued to be retained to act as the Company's President and Chief Operating Officer and to act in such other capacities as directed by the Company's Board of Directors until his resignation or termination by the Board of Directors. The agreement provides for an initial annual base salary of $168,000 per year (to be reviewed annually by the Board of Directors), a bonus not to exceed 50% of base salary and certain other benefits. The Company must continue to pay benefits for one year if Mr. Lund is terminated by the Company without cause. Compensation ceases upon termination for cause or six months after death or disability. In the event Mr. Lund's employment terminates within one year after a change in control of the Company, the Company shall pay him an amount equal to his compensation for the preceding year.

            Edward B. Stephens, who joined the Company in July 1989, serves the Company as Vice President, Chief Financial Officer and Treasurer pursuant to an agreement with the Company terminable by the Company for cause at any time or for any reason upon six months' written notice. The agreement originally provided for an annual salary of $75,000 plus discretionary bonuses and certain medical, dental and life insurance benefits. Under a 1991 amendment to this agreement, Mr. Stephens would be entitled to a payment equal to his compensation from the Company in the preceding year in the event his employment by the Company is terminated for any reason within one year of a change of control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Compensation Committee of the Board of Directors is composed of Molly F. Cade, Conrad G. Goodkind and John W. Sandford. Mr. Goodkind is the Secretary of the Company.

PERFORMANCE GRAPH

            Set forth below is a graph comparing the cumulative total shareholder return on the Company's common stock to the cumulative total return of (i) the Standard & Poors 500 Stock Index and (ii) the Value Line Aerospace/Defense Industry Index through December 31, 1996. The graph is generated by assuming that $100 was invested at the close of trading on the last trading day of 1991 in each of Cade common stock, the Standard & Poors 500 and the Aerospace/Defense Industry Index, and that all dividends were reinvested.

        MEASUREMENT PERIOD          CADE INDUSTRIES,    STANDARD & POORS
      (FISCAL YEAR COVERED)                INC.                500          AEROSPACE/DEFENSE
1991                                    $   100            $    100            $    100
1992                                    $ 48.15            $ 107.79            $ 114.49
1993                                    $ 42.59            $ 118.66            $ 147.67
1994                                    $ 38.89            $ 120.56            $ 156.72
1995                                    $ 37.04            $ 165.78            $ 247.76
1996                                    $ 77.81            $ 204.32            $ 320.03

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by those dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 1996. In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

            The Company's Compensation Committee is composed of three non-employee Directors. The Compensation Committee, which met three times in 1996, reviews and approves adjustments to executive compensation. The Company's policy with respect to compensation of its executive officers is to provide benefits which are fair and which provide incentives to maximize performance. A significant portion of each full-time executive officer's potential compensation is linked to overall Company performance.

            The Company's Chief Executive Officer ("CEO") is not a full-time employee of the Company. The CEO's compensation is primarily based on a subjective determination by the Committee of the amount necessary to ensure the continued availability of his experience and knowledge, which is of substantial value to the Company. This amount is a function, in part, of the amount of time which the Committee and the CEO believe will be required to be devoted during the succeeding year and the difficulty of the issues with which he is expected to deal during that year. The CEO's compensation was unchanged in 1996.

            Compensation of the Company's full-time executive officers is composed of a base salary, cash and stock bonuses, and stock option grants. The compensation is reviewed by the Committee in May of each year and changes, if any, typically are effective immediately. The base salary is determined subjectively by the Committee without formal guidelines, but taking into account (without applying any specific weights) the officer's then existing base compensation, increases in prior years, the Company's revenue and earnings performance for the preceding fiscal year and compensation trends among other manufacturing and similarly sized companies.

            Bonuses, consisting of 75% cash and 25% stock, are awarded on the basis of the Company's or a subsidiary's earnings and other performance criteria for the preceding fiscal year in relation to performance targets previously established by the Committee for such year and subject to a maximum total bonus expressed as a percentage of base compensation. The Committee annually establishes a minimum and aggressive target for earnings and other performance criteria. If a minimum target is not achieved, the executive is not entitled to any bonus with respect to that criteria. If the aggressive target is achieved, the executive is entitled to the maximum bonus for that criteria, subject to any additional performance criteria that may be imposed. The maximum bonus for each recipient is established each year on the same basis as base salary, but may not exceed 50% of base salary. The stock bonus is computed on the basis of the per share price of the Company's stock on the first day of the fiscal year.

            Stock option grants are designed to provide incentives for key employees both as a reward for good performance and as a benefit that increases in value as the Company's stock price rises. Individual grants are made by the Committee from time to time on the basis of a subjective evaluation, without formal guidelines, of the recipient's individual contribution to the Company's earnings performance in the preceding year and, to a lesser extent, of such recipient's total compensation for such year.

            The compensation of the Company's Chief Operating Officer ("COO") was reviewed in May and November 1996. In November, the COO's annual base compensation rate was increased 10% from $168,000 to $185,000. Among the factors considered by the Committee were the Company's financial performance during the first three quarters of 1996 and the projected results for the fourth quarter, the improved management planning and integration of operations accomplished under the COO's direction during the year, the fact that the COO's base salary did not represent an increase from 1995 compensation, the competitive situation for experienced management in the industry in which the Company operates, and the COO's years of service to the Company.

            The COO was eligible to receive a bonus in 1997 of up to 50% of the COO's base compensation, based on the Company's performance in fiscal 1996. If the Company's after-tax consolidated earnings failed to exceed the minimum earnings target, the amount of the COO's bonus would be zero. If the Company's after-tax consolidated earnings exceed the minimum earnings target, the COO is entitled to a bonus which would be calculated pursuant to a performance-based formula weighted as follows: after-tax consolidated earnings, 70%; a targeted maximum amount of accounts receivable, measured by the number of days of sales, 10%; rate of inventory turnover, 10%; and rate of working capital turnover, 10%. The bonus would be paid 75% in cash and 25% in Company common stock, computed on the basis of the stock's price on the first day of 1996. The COO's bonus paid in 1997 was calculated in accordance with such formula, and was $33,782 or approximately 19.8% of base salary. This bonus is worth $43,916 if the stock portion of the bonus were valued at the date the bonus was awarded.

            Section 162(m) of the Internal Revenue Code, added by the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and the other proxy-named executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Cade's executive compensation program, as presently constructed, is not likely to generate non-deductible compensation in excess of these limits. The Committee will continue to review these evolving tax regulations as they apply to Cade's executive compensation program. It is the Committee's intent to preserve the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                             Compensation Committee

Conrad G. Goodkind, Chair         Molly F. Cade                 John W. Sandford


                                  AUDIT MATTERS

            Effective May 1, 1995, the Company dismissed Ernst & Young, LLP, which previously was engaged as the principal accountant to audit the Company's financial statements. The reports of Ernst & Young, LLP on the financial statements of the Company during the two years prior to the dismissal did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

            The decision to change independent accountants was recommended and approved by the Audit Committee of the Company's Board of Directors.

            During the Company's two most recent fiscal years prior to the dismissal of Ernst & Young, LLP and the subsequent interim period ending May 1, 1995, there had not been any disagreements with Ernst & Young, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

            Effective May 2, 1995, the Company engaged Deloitte & Touche LLP as its principal accountant to audit the Company's financial statements. The Company intends that Deloitte & Touche LLP will audit the Company's financial statements for the fiscal year ending December 31, 1997. Representatives of Deloitte & Touche LLP will be present at the shareholders' meeting to respond to appropriate questions and to make a statement, if they so desire.

                                VOTING PROCEDURES

            The seven nominees receiving the highest number of affirmative votes (whether or not a majority) cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, shall be elected as directors. Abstentions and broker non-votes are not considered to be votes cast under applicable state law and the Company's Articles of Incorporation and Bylaws. Only affirmative votes are relevant in the election of directors.

            The votes will be counted by the Company's transfer agent, Firstar Trust Company, and certified to the Company in writing.


                                  OTHER MATTERS

            At the date of this Proxy Statement, the Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting.


                              SHAREHOLDER PROPOSALS

            Shareholder proposals must be received by the Company no later than December 1, 1997 in order to be considered for inclusion in next year's Annual Meeting Proxy Statement.

                                       CADE INDUSTRIES, INC.


                                       Conrad G. Goodkind
                                       Secretary

Lansing, Michigan
March 24, 1997


            A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AND FINANCIAL STATEMENTS AND SCHEDULES THERETO FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON SHARES AS OF THE RECORD DATE FOR THE ANNUAL MEETING, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: SHERYL A. MULL, SHAREHOLDER RELATIONS, CADE INDUSTRIES, INC., 5640 ENTERPRISE DRIVE, P.O. BOX 23094, LANSING, MICHIGAN 48909.

--------------------------------------------------------------------------------


                              CADE INDUSTRIES, INC.
                  Proxy for 1997 Annual Meeting of Shareholders
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Molly F. Cade and Terrell L. Ruhlman, and each or either of them, proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Cade Industries, Inc. to be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan, on May 6, 1997 at 10:00 a.m. (Eastern
Time), or at any adjournment thereof, as follows, hereby revoking any proxy previously given.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL (1) AS RECOMMENDED BY THE BOARD OF DIRECTORS.


             (Continued and to be signed and dated on reverse side)

              -DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED-
--------------------------------------------------------------------------------


                      CADE INDUSTRIES, INC. ANNUAL MEETING


1. ELECTION OF DIRECTORS
   for terms expiring in 1998

1. Molly F. Cade, 2. Conrad G. Goodkind, 3. William T. Gross,
4. Richard A. Lund, 5. Terrell L. Ruhlman,
6. John W. Sandford, 7. Steven M. Tadler

 / / FOR all               / / WITHHOLD
 nominees                  AUTHORITY to vote
 listed to the             for all nominees listed
 left (except as           to the left
 specified
 below)

(Instructions: To withhold authority to vote for any indicated nominee, mark FOR above and print the name of the nominee(s) with respect to whom authority is withheld in the box provided to the right.)

_______________________________________________________


2. In their discretion on such other matters as may properly come before the meeting or any adjournments thereof; all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.


Address change?                   Date: ______________________________________
MARK BOX                / /
Indicate changes below:

NO. OF SHARES


____________________________________________________________

SIGNATURE(S) IN BOX

(If stock is owned by more than one person, all owners must sign. Persons signing as executors, administrators, trustees or in similar capacities must so indicate.)